Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Kepuni Holdings Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares, par value US$0.0001 per share	(1)	457(o)	2,875,000	$7.00		$20,125,000.00	0.0001531		$3,081.10
Fees to be Paid	Equity	Representative Warrants	(2)	Other					0.0001531		0.00
Fees to be Paid	Equity	Ordinary Shares, par value US$0.0001 per share underlying Representative Warrants	(3)	457(o)	175,000	7.00		1,225,000.00	0.0001531		187.60
Fees Previously Paid	Equity	Ordinary Shares, par value US$0.0001 per share	(4)	457(o)	1,150,000	7.00
Fees Previously Paid	Equity	Ordinary Shares, par value US$0.0001 per share underlying Representative Warrants	(5)	457(o)	80,500	$7.00	$			$

Total Offering Amounts:								$21,350,000.00			3,268.70
Total Fees Previously Paid:											1,318.80
Total Fee Offsets:											0.00
Net Fee Due:											$1,949.90

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Offering Note(s)

(1)	The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the Ordinary Shares at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional Ordinary Shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.
(2)	We have agreed to issue to the Underwriter and to register herein warrants to purchase up to 175,000 ordinary shares (equal to seven percent (7%) of the 2,500,000 ordinary shares sold in this offering, inclusive of the Underwriter Over-Allotment option to purchase an additional 375,000 ordinary shares) and to also register herein such underlying ordinary shares. The warrants will be at any time, and from time to time, in whole or in part, commencing from the closing of the offering and expiring five years from the effectiveness of the offering. The warrants are exercisable at 100% of the offering price of the ordinary shares. The Underwriter Warrant shall not be callable or cancellable.
(3)	We have agreed to issue to the Underwriter and to register herein warrants to purchase up to 175,000 ordinary shares (equal to seven percent (7%) of the 2,500,000 ordinary shares sold in this offering, inclusive of the Underwriter Over-Allotment option to purchase an additional 375,000 ordinary shares) and to also register herein such underlying ordinary shares. The warrants will be at any time, and from time to time, in whole or in part, commencing from the closing of the offering and expiring five years from the effectiveness of the offering. The warrants are exercisable at 100% of the offering price of the ordinary shares. The Underwriter Warrant shall not be callable or cancellable.
(4)	The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the Ordinary Shares at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional Ordinary Shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.
(5)	We have agreed to issue to the Underwriter and to register herein warrants to purchase up to 175,000 ordinary shares (equal to seven percent (7%) of the 2,500,000 ordinary shares sold in this offering, inclusive of the Underwriter Over-Allotment option to purchase an additional 375,000 ordinary shares) and to also register herein such underlying ordinary shares. The warrants will be at any time, and from time to time, in whole or in part, commencing from the closing of the offering and expiring five years from the effectiveness of the offering. The warrants are exercisable at 100% of the offering price of the ordinary shares. The Underwriter Warrant shall not be callable or cancellable.